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June 23, 2008

Colombia Goldfields Ltd.
8 King Street East, Suite 208
Toronto, ON M5C 1B5

Colombia Goldfields Ltd.

Ladies and Gentlemen:

We have acted as counsel to Colombia Goldfields Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (the "Registration Statement") with the United States Securities and Exchange Commission relating to the offering from time to time (the "Offering"), as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus"), by the selling security holders named in the Prospectus of up to 26,543,959 shares of common stock of the Company, par value $0.00001 (the "Common Shares") consisting of (i) 11,167,000 Common Shares to be issued upon the exercise of an equal number of special warrants (the "Special Warrants") of the Company; (ii) 11,167,000 Common Shares (the "Warrant Shares") to be issued upon the exercise of an equal number of common share purchase warrants of the Company (the "Warrants") issuable upon exercise of the Special Warrants; (iii) 781,690 Common Shares issuable upon the exercise of an equal number of broker warrants of the Company (the "Broker Warrants") issuable upon exercise of an equal number of broker special warrants of the Company (the "Special Broker Warrants"); (iv) Common Shares issuable, subject to shareholder approval, if the Company fails to meet certain registration obligations, up to a maximum of (a) 1,675,050 additional Common Shares (the "Additional Common Shares") and 1,675,050 Common Shares issuable upon exercise of an equal number of additional Warrants (the "Additional Warrant Shares"), and (b) 78,169 Common Shares (the "Additional Broker Warrant Shares") issuable upon the exercise of an equal number additional broker warrants of the Company (the "Additional Broker Warrants"). The Common Shares, Warrant Shares, Broker Warrant Shares, Additional Common Shares, Additional Warrant Shares and Additional Broker Warrant Shares are referred to herein as the "Underlying Shares".

In connection with the preparation and filing of the Registration Statement, we have reviewed originals or copies of the following documents:

(a)

The Registration Statement.

(b)

The Prospectus.

(c)

A form of stock certificate representing the Common Shares.

(d)

A form of certificate representing the Special Warrants.

(e)

A form of certificate representing the Warrants.

(f)

A form of certificate representing the Special Broker Warrants.

(g)

A form of certificate representing the Broker Warrants.

(h)

The subscription agreements (the "Subscription Agreements") relating to the June 18, 2008 private placement of Special Warrants.

(i)

The agency agreement (the "Agency Agreement") relating to the June 18, 2008 private placement of Special Warrants.

The documents described in the foregoing clauses (a) through (i) are collectively referred to herein as the "Opinion Documents".

We have also reviewed the following:

(a)

The certificate of incorporation and by-laws of the Company, as amended through the date hereof.

(b)

Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)

The genuineness of all signatures.

(b)

The authenticity of the originals of the documents submitted to us.

(c)

The conformity to authentic originals of any documents submitted to us as copies.

(d)

As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that, when duly authorized, issued, delivered and paid for as provided in the Subscription Agreements, Warrants, Broker Warrants, Additional Warrants and Additional Broker Warrants (as applicable), the Underlying Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ SHEARMAN & STERLING LLP